EXHIBIT 1.01
12/31/2014 Conflict Minerals Country of Origin Report

QA
CFS List :	http://www.conflictfreesmelter.org/cfshome.htm
Including
1. EICC forms from all vendors on Approved Vendors List ("AVL")
2. Declaration forms from all vendors on AVL
3. Source or transaction documents used in reporting conflict minerals usage from vendors on AVL
4. E-mails, communications and other correspondence from all vendors on AVL made hereunder
5. Follow-up communications and emails from vendors who are unable to verify sources of minerals covered under the Conflict Minerals policy.
6. All definitions of Conflict Minerals, and other terms covered under this policy, are defined under the EICC, Section 1502 of the Dodd-Frank Wall Street Reform and
Consumer Protection Act (aka, the “Dodd-Frank Act”), and O2Micro's supporting policies and procedures.

Steps taken by O2Micro:	1. QA shall maintain the most current AVL prior to performing its performing its annual audit regarding the use of Conflict Minerals.
2. QA shall send EICC compliant forms and declarations, at a minimum, to all vendors on AVL
3. QA shall confirm the collection of all EICC compliant forms and declarations from each member on AVL prior to the deadlines provided by O2Micro, and follow with said vendors who have not yet complied with policy after deadline. O2Micro will use all reasonable efforts to get all members of the AVL to comply with its Conflict
Minerals reporting requirements.
4. QA shall prepare the Conflict Minerals COO Worksheet and present to management for review and approval.
5. After final approval, QA shall submit a copy of the final Conflict Minerals COO Worksheet for each fiscal year to the finance and legal departments during Q1 of the following fiscal year.

Conclusion:	Based on the results of O2Micro's annual Country of Origin (COO) Inquiry, O2Micro reasonably believes that Conflict Minerals have not been used in materials and products used by, or manufactured for, O2Micro.

Conclusion
	EICC Templates, Declarations and Source Documents for each vendor			Original Mineral Source Documents				Conflict Minerals Free
Listed on AVL	Assembly Supplier	EICC Template	Declaration	Gold	Tin	Tungsten	Tantalum	Gold	Tin	Tungsten	Tantalum
	ASE-CL	V	V	NA	V	NA	NA	NA	C	NA	NA
	ASE-KS	V	V	V	V	NA	NA	C	C	NA	NA
	GTK	V	V	V	V	NA	NA	C	C	NA	NA
	Lingsen	V	V	V	V	NA	NA	C	C	NA	NA
	NFME	V	V	V	V	NA	NA	C	C	NA	NA
	PTI	V	V	RP		NA	NA	C	C/R	NA	NA
	SIG-F	V	V	V	V	NA	NA	C	C	NA	NA
	TICP	V	V	V	V	NA	NA	C	C	NA	NA
	SMC	V	V	V	V	NA	NA	C	C	NA	NA
	UAT	V	V	NA	RP	NA	NA	NA	C	NA	NA
	UCD	V	V	V	V	NA	NA	C	C	NA	NA
	Unisem_M	V	V	NA	NA	NA	NA	C	NA	NA	NA
	Wafer Fab	EICC template	Declaration	Gold	Tin	Tungsten	Tantalum	Gold	Tin	Tungsten	Tantalum
	CSMC	V	V	NA	NA	RP	NA	NA	NA	C	NA
	JSMC	V	V	NA	NA	NA	NA	NA	NA	NA	NA
	X-fab	V	RP	NA	NA	RP	NA	NA	NA	C / R	NA
	VIS(Vanguard)	V	V	NA	NA	RP - Agreed to audit	NA	NA	NA	C / R	NA
	Maxchip	V	V	NA	NA	RP	NA	NA	NA	C / R	NA
	SMIC	V	V	NA	NA	RP	RP	NA	NA	C	C
	Miracle	V	V	NA	NA	NA	NA	NA	NA	NA	NA
	Excelliance	V	V	NA	NA	V	NA	NA	NA	C	NA
Not listed on AVL yet	LongLink	V	V	NA	NA	NA	NA	NA	NA	NA	NA
	Tower Jazz	V	V	NA	NA	V	NA	NA	NA	C	NA

Legend :
	V= Verified Conflict Minerals free. See codes to right for more details.	Smelter on CFS List	C
		Reasonably reliable representations from vendors and its suppliers	R
	RP = Refused to Provide or otheriwse cannot verify materials are free of Conflict Minerals. May require further due diligence, including, but not limited to, external audit.		N

Remarks:
List date: See Attached CFSP Lists
1. CFS Compliant Tungsten Smelters
Companies that have been determined to be compliant with the CFSP Supply Chain Transparency Smelter Audit Protocol for Tungsten by completing a CFSP compliance audit conducted by an independent third party audit.
Please note that CFSI policy requires that no companies may appear on the CFSP Compliant Tungsten Smelters list until a minimum of three companies meet the criteria for listing.

2. Conflict-Free Smelter Program (CFS)
Compliant Tin Smelter List

3. Conflict-Free Smelter Program
Compliant Tantalum Smelter List

4. Conflict-Free Smelter Program
Compliant Gold Refiners List

Final Rules : A registrant may satisfy the reasonable country of origin standard by obtaining reasonably reliable representations indicating the origin of the conflict materials (i.e., that they are not from the regions covered under the definition of Conflict Minerals), or that they are recycled and/or scrap materials. The current rule notes that such representations can be obtained from the facility directly or from the registrant’s immediate suppliers; however the registrant must have sufficient reason to believe such to be true (e.g., by considering the sources, the related facts and circumstances, and any relevant warning signs or concerns).

Form date: 18 March 2014

CFSP List – Tantalum

Latest update: May 20, 2015 Copy from http://www.conflictfreesourcing.org/active-smelters-refiners/
#	Smelter ID	Smelter Name	Active Smelter Locations	CFS Status
1	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan, China	Active
2	CID000291	Conghua Tantalum and Niobium Smeltry	a. Conghua, Guangdong, China	Active
3	CID000410	Duoluoshan	a. Plant 1, Sihui City, Guangdong, China b. Plant 2, Sihui City, Guangdong, China c. Plant 3, Sihui City, Guangdong, China	Active
4	CID000456	Exotech Inc.	a. Pompano Beach, Florida, USA	Active
5	CID000460	F&X Electro-Materials Ltd.	a. Jiangmen, Guangdong, China	Active
6	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	a. Yingde, Guangdong, China	Active
7	CID000731	Hi-Temp Specialty Metals, Inc	a. Yaphank, New York, USA	Active
8	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	a. Jiujiang, Jiangxi, China	Active
9	CID000917	Jiujiang Tanbre Co., Ltd.	a. Jiujiang, Jiangxi, China	Active
10	CID000973	King-Tan Tantalum Industry Ltd.	a. Yifeng, Jiangxi, China	Active
11	CID001076	LSM Brasil S.A.	a. Sao Joao Del Rei, Minas Gerais, Brazil	Active
12	CID001163	Metallurgical Products India Pvt., Ltd.	a. District Raigad, Maharashtra, India	Active
13	CID001175	Mineração Taboca S.A.	a. Presidente Figueiredo, Amazonas, Brazil	Active
14	CID001192	Mitsui Mining & Smelting	a. Omuta, Fukuoka, Japan	Active
15	CID001200	Molycorp Silmet A.S.	a. Sillamäe, Ida-Virumaa, Estonia	Active
16	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	a. Shizuishan, Ningxia, China	Active
17	CID001508	QuantumClean	a. Fremont, California, USA b. Hillsboro, Oregon, USA	Active
18	CID001522	RFH Tantalum Smeltry Co., Ltd.	a. Zhuzhou, Hunan, China	Active

19	CID001769	Solikamsk Magnesium Works OAO	a. Solikamsk, Perm Krai, Russia	Active
20	CID001869	Taki Chemical	a. Harima, Hyogo, Japan	Active
21	CID001891	Telex Metals	a. Croydon, Pennsylvania, USA	Active
22	CID001969	Ulba Metallurgical Plant JSC	a. Ust-Kamenogorsk, East Kazakhstan, Kazakhstan	Active
23	CID002232	Zhuzhou Cemented Carbide	a. Zhuzhou, Hunan, China	Active
24	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	a. Yichun, Jiangxi, China	Active
25	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	a. Hengyang, Hunan, China	Active
26	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Kaili, Guizhou, China	Active
27	CID002504	D Block Metals, LLC	a. Gastonia, North Carolina, USA	Active
28	CID002505	FIR Metals & Resource Ltd.	Zhuzhou, Hunan, China	Active
29	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	a. Jiujiang, Jiangxi, China	Active
30	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	a. YunFu City, Guangdong, China	Active
31	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi, China	Active
32	CID002539	KEMET Blue Metals	a. Matamoros, Tamaulipas, Mexico	Active
33	CID002540	Plansee SE Liezen	a. Liezen, Styria, Austria	Active
34	CID002544	H.C. Starck Co., Ltd.	a. Map Ta Phut, Rayong, Thailand	Active
35	CID002545	H.C. Starck GmbH Goslar	a. Goslar, Lower Saxony, Germany	Active
36	CID002546	H.C. Starck GmbH Laufenburg	a. Laufenburg, Baden-Württemberg, Germany	Active
37	CID002547	H.C. Starck Hermsdorf GmbH	a. Hermsdorf, Thuringia, Germany	Active
38	CID002548	H.C. Starck Inc.	a. Newton, Massachusetts, USA	Active
39	CID002549	H.C. Starck Ltd.	a. Mito, Ibaraki, Japan	Active
40	CID002550	H.C. Starck Smelting GmbH & Co.KG	a. Laufenburg, Baden-Württemberg, Germany	Active
41	CID002556	Plansee SE Reutte	a. Reutte, Tyrol, Austria	Active
42	CID002557	Global Advanced Metals Boyertown	a. Boyertown, Pennsylvania, USA	Active
43	CID002558	Global Advanced Metals Aizu	b. Aizuwakamatsu, Fukushima, Japan	Active
44	CID002568	KEMET Blue Powder	a. Mound House, Nevada, USA	Active
45	CID002707	Resind Indústria e Comércio Ltda.	a. São João Del Rei, Brazil	Active

CFSP List – Tin

Last update: May 26, 2015 Copy from http://www.conflictfreesourcing.org/active-smelters-refiners/
#	Smelter ID	Smelter Name	Active Smelter Locations	CFS Status
1	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Nanchang, Jiangxi, China	Active
2	CID000292	Alpha	a. Altoona, Pennsylvania, USA	Active
3	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	Bom Futuro, Rondonia, Brazil	Active
4	CID000315	CV United Smelting	a. Pangkal Pinang, Bangka, Indonesia	Active
5	CID000402	Dowa	a. Kosaka, Akiau, Japan b. Chiyoda, Tokyo, Japan	Active
6	CID000438	EM Vinto	Oruro, Oruro, Bolivia	Active
7	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	a. Gejiu, Yunnan, China	Active
8	CID001105	Malaysia Smelting Corporation (MSC)	a. Butterworth, Penang, Malaysia	Active
9	CID001173	Mineração Taboca S.A.	a. Pirapora do Bom Jesus, São Paulo, Brazil	Active
10	CID001182	Minsur	a. Paracas, Ica, Perú	Active
11	CID001191	Mitsubishi Materials Corporation	a. Chiyoda, Tokyo, Japan b. Asago, Hyogo, Japan	Active
12	CID001337	Operaciones Metalurgical S.A.	a. Oruro, Oruro, Bolivia	Active
13	CID001399	PT Artha Cipta Langgeng	Sungailiat, Bangka, Indonesia	Active
14	CID001402	PT Babel Inti Perkasa	a. Lintang, Bangka Belitung, Indonesia	Active
15	CID001412	PT Bangka Putra Karya	Pangkal Pinang, Bangka, Indonesia	Active
16	CID001419	PT Bangka Tin Industry	a. Sungailiat, Bangka, Indonesia	Active
17	CID001421	PT Belitung Industri Sejahtera	Indonesia	Active
18	CID001428	PT Bukit Timah	a. Pangkal Pinang, Bangka Island, Indonesia	Active
19	CID001434	PT DS Jaya Abadi	a. Pangkal Pinang, Bangka, Indonesia	Active
20	CID001438	PT Eunindo Usaha Mandiri	Kepulauan Riau, Riau Islands, Indonesia	Active
21	CID001453	PT Mitra Stania Prima	Sungailiat, Bangka Belitung, Indonesia	Active

22	CID001457	PT Panca Mega Persada	Sungailiat, Bangka Belitung, Indonesia	Active
23	CID001458	PT Prima Timah Utama	a. Propinsi Kepulauan, Bangka Belitung, Indonesia	Active
24	CID001460	PT Refined Bangka Tin	a. Sungailiat, Bangka Belitung, Indonesia	Active
25	CID001463	PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka, Indonesia	Active
26	CID001468	PT Stanindo Inti Perkasa	a. Pangkal Pinang, Bangka, Indonesia	Active
27	CID001477	PT Timah (Persero) Tbk Kundur	a. Kundur, Riau Islands, Indonesia	Active
28	CID001482	PT Timah (Persero) Tbk Mentok	a. Mentok, Bangka Belitung Islands, Indonesia	Active
29	CID001490	PT Tinindo Inter Nusa	Pangkal Pinang, Bangka, Indonesia	Active
30	CID001758	Soft Metais Ltda.	Bebedouro, São Paulo, Brazil	Active
31	CID001898	Thaisarco	a. Amphur Muang, Phuket, Thailand	Active
32	CID002036	White Solder Metalurgia e Mineração Ltda.	a. Ariquemes, Rondonia, Brazil	Active
33	CID002180	Yunnan Tin Group (Holding) Company Limited	a. Gejiu, Yunnan, China	Active
34	CID002468	Magnu's Minerais Metais e Ligas Ltda.	a. São João Del Rei, Minas Gerais, Brazil	Active
35	CID002479	PT Wahana Perkit Jaya	Indonesia	Active
36	CID002500	Melt Metais e Ligas S/A	Ariquemes, Rondonia, Brazil	Active
37	CID002503	PT ATD Makmur Mandiri Jaya	a. Sungailiat, Bangka, Indonesia	Active
38	CID002517	O.M. Manufacturing Philippines, Inc.	Rosario Cavite, Philippines	Active
39	CID002530	PT Inti Stania Prima	a. Bangka, Indonesia	Active
40	CID002570	CV Ayi Jaya	a. Sungai Liat, Bangka Belitung, Indonesia	Active
41	CID002773	Metallo-Chimique N.V.	a. Beerse, Belgium	Active
42	CID002774	Elmet S.L.U (Metallo Group)	a. Berango, Spain	Active

CFSP List – Gold

Latest update: May. 28, 2015 Copy from http://www.conflictfreesourcing.org/active-smelters-refiners/
#	Refiner ID	Refiner Name	Active Refiner Locations	CFS Status
1	CID000019	Aida Chemical Industries Co., Ltd.	a. Fuchu, Tokyo, Japan	Active
2	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	a. Pforzheim, Baden-Württemberg, Germany	Active
3	CID000058	AngloGold Ashanti Córrego do Sítio Mineraçäo	a. Nova Lima, Minas Gerais, Brazil	Active
4	CID000077	Argor-Heraeus SA	a. Mendrisio, Ticino, Switzerland	Active
5	CID000082	Asahi Pretec Corporation	a. Saitama Factory, Kobe, Hyogo, Japan b. Amagasaki Factory, Kobe, Hyogo, Japan c. Technical Research Center, Kobe, Hyogo, Japan d. Ehime Factory, Saijyo, Ehime, Japan	Active
6	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	a. Istanbul, Turkey	Active
7	CID000113	Aurubis AG	a. Hamburg, Hamburg, Germany	Active
8	CID000157	Boliden AB	a. Skelleftehamn, Västerbotten, Sweden	Active
9	CID000176	C. Hafner GmbH + Co. KG	a. Pforzheim, Baden-Württemberg, Germany	Active
10	CID000185	CCR Refinery – Glencore Canada Corporation	a. Montréal, Quebec, Canada	Active
11	CID000233	Chimet S.p.A.	a. Arezzo, Tuscany, Italy	Active
12	CID000401	Dowa	a. Kosaka, Akiau, Japan b. Chiyoda, Tokyo, Japan	Active
13	CID000425	Eco-System Recycling Co., Ltd.	a. Honjo, Saitama, Japan	Active
14	CID000694	Heimerle + Meule GmbH	a. Pforzheim, Baden-Württemberg, Germany b. Vienna, Vienna, Austria	Active
15	CID000707	Heraeus Ltd. Hong Kong	a. Fanling, Hong Kong, China	Active
16	CID000711	Heraeus Precious Metals GmbH & Co. KG	a. Hanau, Hesse, Germany	Active
17	CID000807	Ishifuku Metal Industry Co., Ltd.	a. Soka, Saitama, Japan	Active

18	CID000814	Istanbul Gold Refinery	a. Kuyumcukent, Istanbul, Turkey	Active
19	CID000823	Japan Mint	a. Osaka, Japan	Active
20	CID000920	Johnson Matthey Inc.	a. Salt Lake City, Utah, USA	Active
21	CID000924	Johnson Matthey Limited	a. Brampton, Ontario, Canada	Active
22	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	a. Verkhnyaya Pyshma, Russia	Active
23	CID000929	JSC Uralelectromed	a. Verkhnyaya Pyshma, Russia	Active
24	CID000937	JX Nippon Mining & Metals Co., Ltd.	a. Oita, Oita, Japan	Active
25	CID000957	Kazzinc	a. Ust-Kamenogorsk, Kazakhstan	Active
26	CID000969	Kennecott Utah Copper LLC	a. Salt Lake City, Utah, USA	Active
27	CID000981	Kojima Chemicals Co., Ltd.	a. Sayama, Saitama, Japan	Active
28	CID001032	L'azurde Company For Jewelry	a. Riyadh, Saudi Arabia	Active
29	CID001078	LS-NIKKO Copper Inc.	a. Onsan-eup, Ulsan, Korea	Active
30	CID001113	Materion	a. Buffalo, New York, USA b. Wheatfield, New York, USA	Active
31	CID001119	Matsuda Sangyo Co., Ltd.	a. Iruma Factory, Iruma, Saitama, Japan b. Iruma Second Factory, Iruma, Saitama, Japan c. Musashi Factory, Iruma, Saitama, Japan d. R&D Center, Iruma, Saitama, Japan	Active
32	CID001149	Metalor Technologies (Hong Kong) Ltd.	a. Kwai Chung, Hong Kong, China	Active
33	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	a. Tuas Tech Park, Tuas, Singapore	Active
34	CID001153	Metalor Technologies SA	a. Neuchâtel, Neuchâtel, Switzerland	Active
35	CID001157	Metalor USA Refining Corporation	a. North Attleboro, Massachusetts, USA	Active
36	CID001161	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	a. Torreon, Mexico	Active
37	CID001188	Mitsubishi Materials Corporation	a. Naoshima, Kagawa, Japan	Active

38	CID001193	Mitsui Mining and Smelting Co., Ltd.	a. Takehara, Hiroshima, Japan	Active
39	CID002509	MMTC-PAMP India Pvt., Ltd.	a. Mewat, Haryana, India	Active
40	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	a. Bahçelievler, Turkey	Active
41	CID001259	Nihon Material Co., Ltd.	a. Noda, Chiba, Japan	Active
42	CID001322	Ohio Precious Metals, LLC	a. Jackson, Ohio, USA	Active
43	CID001325	Ohura Precious Metal Industry Co., Ltd.	a. Nara-shi, Nara, Japan	Active
44	CID001326	OJSC Krastvetmet	a. Krasnoyarsk, Russia	Active
45	CID001352	PAMP SA	a. Castel San Pietro, Ticino, Switzerland	Active
46	CID002030	Western Australian Mint trading as The Perth Mint	a. Cloverdale, Western Australia, Australia	Active
47	CID001397	PT Aneka Tambang (Persero) Tbk	a. Jakarta, Indonesia	Active
48	CID001498	PX Précinox SA	a. La Chaux-de-Fonds, Neuchâtel, Switzerland	Active
49	CID001512	Rand Refinery (Pty) Ltd.	a. Germiston, Gauteng, South Africa	Active
50	CID002510	Republic Metals Corporation	a. Miami, Florida, USA	Active
51	CID001534	Royal Canadian Mint	a. Ottawa, Ontario, Canada	Active
52	CID001573	Schöne Edelmetaal B.V.	a. Amsterdam, The Netherlands	Active
53	CID001585	SEMPSA Joyería Platería SA	a. Madrid, Madrid, Spain	Active
54	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	a. Zhaoyuan, Shandong, China	Active
55	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	a. Chengdu, China	Active
56	CID002516	Singway Technology Co., Ltd.	a. Plant 2 Dayuan Township, Taoyuan County, Taiwan b. Plant 3 Dayuan Township, Taoyuan County, Taiwan	Active
57	CID001761	Solar Applied Materials Technology Corp.	a. Tainan City, Taiwan	Active
58	CID001798	Sumitomo Metal Mining Co., Ltd.	a. Saijyo, Ehime, Japan	Active
59	CID002580	T.C.A S.p.A	a. Capolona, Italy	Active
60	CID001875	Tanaka Kikinzoku Kogyo K.K.	a. Hiratsuka, Kanagawa, Japan	Active

61	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	a. Laizhou City, China	Active
62	CID001938	Tokuriki Honten Co., Ltd.	a. Kuki, Saitama, Japan	Active
63	CID001977	Umicore Brasil Ltda.	a. Guarulhos, São Paulo, Brazil	Active
64	CID002314	Umicore Precious Metals Thailand	a. Dokmai, Pravet, Thailand	Active
65	CID001980	Umicore SA Business Unit Precious Metals Refining	a. Hoboken, Antwerp, Belgium	Active
66	CID001993	United Precious Metal Refining, Inc.	a. Alden, New York, USA	Active
67	CID002003	Valcambi SA	a. Balerna, Ticino, Switzerland	Active
68	CID002100	Yamamoto Precious Metal Co., Ltd.	a. Tennoji, Osaka, Japan	Active
69	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	a. Sanmenxia City, China	Active
70	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	a. Shanghang, China	Active

CFSP List – Tungsten

Latest Update: May. 28, 2015 http://www.conflictfreesourcing.org/tungsten-conflict-free-smelters/
Table 1: CFSP Compliant Tungsten Smelters

#	Smelter ID	Smelter Name	Compliant Smelter Location	Valid Until	CFS Status	Group Company*
1	CID002502	Asia Tungsten Products Vietnam Ltd.	Haiphong, Vietnam	10-Oct-15	CFS
2	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou, Hunan, China	3-Feb-18	CFS	China Minmetals Non-ferrous Metals Holding Co., Ltd.†
3	CID000499	Fujian Jinxin Tungsten Co., Ltd.†	Longyan, Fujian, China	20-Jan-18	CFS
4	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, China	17-Jan-17	CFS	China Minmetals Non-ferrous Metals Holding Co., Ltd.†
5	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi, China	9-Jan-15	CFS
6	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi, China	26-Jun-17	CFS	Ganzhou Grand Sea W & Mo Group Co., Ltd.†
7	CID000568	Global Tungsten & Powders Corp.†	Towanda, Pennsylvania, USA	16-Jan-18	CFS
8	CID002541	H.C. Starck GmbH	Goslar, Germany	8-May-18	CFS	H.C. Starck Group†
9	CID002542	H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Germany	12-May-18	CFS	H.C. Starck Group†
10	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan, China	8-Jul-15	CFS
11	CID000825	Japan New Metals Co., Ltd.†	Akita, Japan	23-Oct-17	CFS
12	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi, China	30-Jan-18	CFS	China Minmetals Non-ferrous Metals Holding Co., Ltd.†
13	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan, China	30-Apr-17	CFS	Xiamen Tungsten Co., Ltd.†
14	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.†	Halong City, Quang Ninh Province, Vietnam	3-Feb-16	CFS
15	CID002044	Wolfram Bergbau und Hütten AG†	St. Martin i.S, Austria	25-Mar-16	CFS
16	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Xiamen, China	21-Apr-16	CFS	Xiamen Tungsten Co., Ltd.†
17	CID002082	Xiamen Tungsten Co., Ltd.	Haicang, Xiamen, China	22-Apr-17	CFS	Xiamen Tungsten Co., Ltd.†

Table 2: TI-CMC Members Progressing Toward CFSP Validation
#	Smelter ID(s)	Smelter Name	Smelter Location	Member Company	CFS Status
1	CID000004	A.L.M.T. TUNGSTEN Corp.	Toyama, Japan	A.L.M.T. Corp.	TI-CMC
2	CID000258		Chongyi County, Jiangxi Province, China	Chongyi Zhangyuan Tungsten Co., Ltd.	TI-CMC
3	CID002518		Xincheng Industrial Park, Dayu Country, Jiangxi, China	Dayu Jincheng Tungsten Industry Co., Ltd.	TI-CMC
4	CID000345		Dayu County, Ganzhou, Jiangxi, China	Dayu Weiliang Tungsten Co., Ltd.	TI-CMC
5	CID000218		Guangdong, China	Guangdong Xianglu Tungsten Co., Ltd.	TI-CMC
6	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao, Vietnam	H.C. Starck Group	TI-CMC
7	CID000766		Yuanling, Hunan, China	Hunan Chenzhou Mining Group Co., Ltd.	TI-CMC
8	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hengyang, Hunan, China	Hunan Chuangda Vanadium Tungsten Co., Ltd.	TI-CMC
	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Hengyang, Hunan, China		TI-CMC
9	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Jiangxi Province, China	Jiangxi Rare Metals Tungsten Holding Group Co., Ltd.	TI-CMC
	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Province, China		TI-CMC
	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Province, China		TI-CMC
	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangxi Province, China		TI-CMC
10	CID002535		Xiushui, Jiangxi Province, China	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	TI-CMC
11	CID002316		Ganzhou, Jiangxi Province, China	Jiangxi Yaosheng Tungsten Co., Ltd.	TI-CMC
12	CID000966	Kennametal Fallon	Fallon, Nevada, USA	Kennametal Inc.	TI-CMC
	CID000105	Kennametal Huntsville	Huntsville, Alabama, USA		TI-CMC
13	CID002589		Depew, New York, USA	Niagara Refining LLC	TI-CMC
14	CID001889		Trang Bang, Tay Ninh, Vietnam	Tejing (Vietnam) Tungsten Co., Ltd.	TI-CMC
15	CID002649	Hydrometallurg, JSC	Nalchik, Russia	Wolfram Company CJSC	TI-CMC
	CID002532	Pobedit, JSC	Vladikavkaz, Russia		TI-CMC
16	CID002095		Shaoguan, Guangdong, China	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	TI-CMC

Table 3: CFSP Active Tungsten Smelters
#	Smelter ID	Smelter Name	Active Smelter Location	Group Company*	CFS Status
1	CID000004	A.L.M.T. TUNGSTEN Corp.	Toyama, Japan	A.L.M.T. Corp.†	Active
2	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.†	Ganzhou, Jiangxi, China		Active
3	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou, Jiangxi, China	Jiangxi Rare Metals Tungsten Holding Group Co,. Ltd.†	Active
4	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou, Jiangxi, China		Active
5	CID000218	Guangdong Xianglu Tungsten Co., Ltd.†	Chaozhou, Guangdong, China		Active
6	CID000766	Hunan Chenzhou Mining Group Co., Ltd.†	Yuanling, Hunan, China		Active
7	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Jiangxi Province, China	Hunan Chuangda Vanadium Tungsten Co., Ltd.†	Active
8	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Jiangxi Province, China	Hunan Chuangda Vanadium Tungsten Co., Ltd.†	Active
9	CID002649	Hydrometallurg, JSC	Nalchik, Russia	Wolfram Company CJSC†	Active
10	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.†	Xiushui, Jiangxi Province, China		Active
11	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.†	Ganzhou, Jiangxi Province, China		Active
12	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao, Vietnam	H.C. Starck Group†	Active
13	CID002538	Sanher Tungsten Vietnam Co., Ltd.	Dong Nai, Vietnam		Active
14	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.†	Shaoguan, Guangdong, China		Active

† TI-CMC member company.  Complete list of TI-CMC member companies is available at http://www.ti-cmc.org/.

* - Corporate entity recognized by the smelter company as holding an ownership interest or otherwise connected to the smelter company that it is treated in the marketplace as though it owned the smelter company.